UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010
__________________________________

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
__________________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 212 Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

(561) 953-5343
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2010, Bonds.com Group, Inc. (“we,” “our” and the “Company”) appointed Jeffrey M. Chertoff as its Chief Financial Officer.  Prior to his appointment as Chief Financial Officer, Mr. Chertoff was elected to our Board of Directors on February 26, 2010.

Mr. Chertoff, age 55, has been a member of our Board of Directors and a member and chair of our Audit Committee since February 26, 2010.  He was a Managing Director and Chief Financial Officer of StoneCastle Partners LLC, an asset manager with over $3.1 billion under management that focuses its investments on U.S. community banks, from 2007 until March 2010.  Prior to joining StoneCastle Partners, LLC, Mr. Chertoff was Chief Financial Officer and Senior VP of Labranche & Co. Inc. (NYSE: LAB), which provides liquidity and execution services in publicly traded securities, from 2005 to 2006.  Mr. Chertoff also served as Chief Financial Officer and Senior VP of Cantor Fitzgerald – ESpeed, Inc. (NASDAQ: ESPD) from 2002 to 2004.  Mr. Chertoff is a past President of the Financial Management Division of the Securities Industry Association (now known as SIFMA).

Our Board of Directors expects to consider Mr. Chertoff’s continued membership and chairmanship of our Audit Committee at a meeting in the near future.  We expect that Mr. Chertoff’s compensation as Chief Financial Officer will be established at the same time.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2010

BONDS.COM GROUP, INC.

By:	/s/ Jeffrey M. Chertoff
Name:	Jeffrey M. Chertoff
Title:	Chief Financial Officer